            Exhibit 19

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
	PAGE:	1 of 10
	OWNER:	Legal

A. Summary
This policy, as well as federal and state securities laws, prohibits all directors, officers, employees and consultants of United Rentals, Inc. and its subsidiaries (together, the “Company”) from (1) trading in securities of the Company (or securities of any other company with which we do business or certain mutual funds, exchange-traded funds (“ETFs”) or investment companies which include Company securities as a significant component) while in possession of material nonpublic information about the Company or such other company, and (2) disclosing such material nonpublic information to others who might trade in such securities. The Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange are very effective at detecting such “insider trading,” and penalties for insider trading can include civil and criminal penalties, such as imprisonment and large monetary fines. To avoid insider trading by persons who from time to time may be aware of material nonpublic information about the Company, directors, executive officers and others who may be designated by the Chief Legal Officer are subject to additional trading pre-clearance procedures and blackout periods as set forth in the Addendum attached as Appendix A to this policy.
B. Insider Trading Policy
1.    Background and Penalties for Noncompliance
Federal and state securities laws prohibit the purchase or sale of a company's securities by persons who are aware of material information about that company that is not generally known or available to the public. These laws also prohibit persons who are aware of such material nonpublic information from disclosing this information to others who may trade. Companies and their controlling persons may also be subject to liability if they fail to take reasonable steps to prevent insider trading by company personnel. Penalties for insider trading violations may include imprisonment, criminal fines and civil penalties of up to three times the gain or avoided loss.
Furthermore, if you violate this policy, the Company may take disciplinary action against you, including termination, whether or not your violation of this policy results in a violation of law.
Many countries in addition to the U.S. have laws regarding insider trading. This policy applies to all individuals and entities described below under “Scope of Policy,” even if the activities prohibited by this policy are not illegal in the country where any particular individual or

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
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	OWNER:	Legal

entity is located.
2.    Scope of Policy
The Company has adopted this policy both to help Company personnel avoid the severe consequences associated with violations of the insider trading laws and to further the Company’s obligation to prevent insider trading. This policy also is intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with the Company.
Persons and Entities Covered. This policy applies to you if you are a director, officer, employee, contract worker, temporary staff or consultant of the Company or its subsidiaries. Furthermore, the same restrictions that apply to you also apply to family members who reside with you, anyone else who lives in your household, any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities) and any entities whose transactions in Company securities are directed by you or are subject to your influence or control (such as a trust or other entity). You are responsible for making sure that the purchase or sale of any security by any such person or entity complies with this policy. This policy also applies to the Company insofar as it is also prohibited from trading at any time in any Company securities on the basis of material non-public information, subject to applicable law.
Companies Covered. The prohibition on insider trading in this policy is not limited to trading in the Company's securities. It includes trading in securities of other firms such as customers, suppliers or competitors of the Company and securities of firms with which the Company may be negotiating major transactions, such as an acquisition, investment or sale. Information that is not material to the Company may nevertheless be material to other firms.
Securities Covered. The restrictions in this policy apply to “securities” of every kind including: (i) equity securities (such as common stock), (ii) debt securities (such as notes, bonds and debentures) and (iii) options, warrants or other derivative securities. The restrictions in this policy also apply to mutual funds, ETFs or other investment companies that include Company securities as 5% or more of their total investments. When this policy refers to Company securities, it also includes the foregoing investments. The restrictions in this policy do not apply to mutual funds, ETFs or investment companies with broad-based investment strategies.

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
	PAGE:	3 of 10
	OWNER:	Legal

Transactions Covered. This policy contains certain restrictions on “trading” or “transactions” in securities. For purposes of this policy, “trading” or “transactions” includes any (i) purchase or sale; (ii) transactions in puts, calls or other derivative securities tied to Company securities; (iii) entering into credit default swaps on Company debt; or (iv) making or modifying any instructions or investment options that could result in any of the foregoing. In addition, gifts of Company securities, including donations of Company securities to the United Compassion Fund, are subject to the restrictions of this policy. You may not gift Company securities to others, including the United Compassion Fund, while in possession of material non-public information, and persons subject to Appendix A must comply with the blackout and pre-clearance requirements.
3.    Statement of Policy
No Trading on Inside Information. You may not trade in the Company’s securities (other than pursuant to a written trading plan that complies with SEC Rule 10b5-1 as explained further in Appendix A) if you are aware of material nonpublic information relating to the Company. Similarly, you may not trade in the securities of any other company if you are aware of material nonpublic information about that company which you obtained in the course of your employment or other relationship with the Company. You may not trade while you are aware of material inside information even if you believe that the information has not influenced your trading decision—in other words, even if you would have traded without having the information. In addition, the Company is also prohibited from trading at any time in any Company securities on the basis of material non-public information, subject to applicable law.
No Gifting While Possessing Inside Information. You may not give or donate Company securities if you are aware of material nonpublic information relating to the Company.
No Tipping. You may not pass material nonpublic information on to others or recommend to anyone the purchase or sale of any securities when you are aware of such information. This practice, known as “tipping,” also violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even though you did not trade and did not gain any benefit from another's trading. To avoid tipping someone about material nonpublic information, you should:
•tell material nonpublic information to other Company personnel only on a “need to know” basis for authorized Company purposes;
•never discuss nonpublic information regarding the Company’s business with family members or acquaintances;

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
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	OWNER:	Legal

•never discuss the Company in an internet chat room or on a non-Company website;
•never post nonpublic information on social media sites, including sites such as LinkedIn or other business networking sites;
•do not leave or discard documents containing nonpublic information in public areas; and
•never discuss material nonpublic information in public areas where others might overhear it.
No Short Sales or Credit Default Swaps. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this policy. In addition, Section 16(c) of the Securities Exchange Act of 1934 prohibits directors and officers from engaging in short sales. Similarly, credit default swaps on Company debt evidence an expectation that the Company may default on outstanding debt. Accordingly, entering into a credit default swap on Company debt is also prohibited.
No Derivatives. A transaction in options, for example, is a bet on the short-term movement of the Company’s stock and therefore creates the appearance that the director, officer or other employee is trading based on inside information. Transactions in options also may focus the person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in options, puts, calls or other derivative securities tied to Company securities are prohibited. Stock options granted under Company incentive compensation plans are discussed on page six.
Short Term Trading. The Company expects directors, officers and employees not to engage in speculative transactions designed to result in profit based on short term fluctuations in the price of Company securities. If you purchase Company securities, you are strongly encouraged to do so for investment purposes and not for trading purposes.
No Hedging or Pledging and Margin Accounts. You may not engage in hedging transactions on Company stock. Additionally, you may not pledge Company stock as collateral for a loan, including to support a margin debit.

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
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	OWNER:	Legal

No Exception for Hardship. The existence of a personal financial emergency does not excuse you from compliance with this policy and the laws prohibiting insider trading.
4.    Definition of Material Nonpublic Information
In order to determine whether you possess “material nonpublic information,” you must consider both the materiality and public availability of the information in your possession.
Material Information. Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell a security. Common examples of material information are:
•earnings or projections of future earnings;
•significant changes in sales volume, market share, or pricing;
•a significant change in business strategy;
•material labor negotiations or disputes, including possible strikes;
•a significant pending or proposed acquisition, joint venture or disposition;
•a change in senior management or the board of directors;
•major events regarding the Company’s securities, including the declaration of a stock split, a change in dividend policy, the offering of additional securities or the repurchase of securities;
•changes in long-term debt ratings;
•financial liquidity problems;
•a cybersecurity incident that could be considered material;
•actual or threatened litigation and/or arbitration that could be considered material, or the resolution of such litigation and/or arbitration;
•matters relating to inquiries or investigations by governmental agencies; and
•major new contracts, orders, markets, suppliers, customers or finance sources, or the loss thereof.

Note:    The above list is intended to be illustrative and is not comprehensive. Whether any particular information could be considered material by a “reasonable” investor depends on the

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
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	OWNER:	Legal

specific circumstances existing at a particular point in time. Both positive and negative information can be material. Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions concerning the materiality of particular information should be resolved in favor of treating the information as material and trading should be avoided.

Nonpublic Information. Nonpublic information is information that is not generally known or available to the public. Information is considered to be available to the public only when it has been released broadly to the marketplace (such as by a press release, a webcast conference or an SEC filing) and the investing public has had time to absorb the information. As a general rule, information about the Company is considered nonpublic until the beginning of the second full trading day after the date on which the information is released. For example, if the Company were to issue a press release disclosing material nonpublic information (such as periodic earnings information) before the opening of the market on a Tuesday, the first time you can buy or sell Company securities is the opening of the market on Thursday (assuming you are not aware of other material nonpublic information at that time).
Information related to the Company can be “nonpublic” even if it was obtained by an employee of the Company from a source outside of the Company, and information remains nonpublic even if it is the subject of rumors or other unofficial statements.
5.    Exception for Stock Options
The trading prohibitions and restrictions in this policy do not apply to the exercise of stock options under the Company’s stock option plans. However, such prohibitions and restrictions do apply to sales of Company securities acquired upon the exercise of stock options (including by means of “cashless exercise”). The delivery to the Company of Company securities that you already own in payment of an option exercise price is not subject to this policy because it does not involve a sale. Similarly, this policy does not apply to an election to have the Company withhold shares to satisfy tax withholding obligations upon your exercise of an option.
C. Post-Termination Disclosure
This policy continues to apply even after you have terminated employment or other services. If you are aware of material nonpublic information when your employment or service relationship terminates, you may not trade in Company securities or disclose any material nonpublic information until such information has become public or is no longer material.

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
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	OWNER:	Legal

D. Responsibility of Managers
Managers are responsible for ensuring that all employees who report to them understand this policy.
E. Company Assistance
Your compliance with this policy is of the utmost importance both for you and the Company. If you have any questions, you may obtain additional guidance from the Company’s Chief Legal Officer. Do not try to resolve uncertainties on your own, as the rules relating to insider trading and selective disclosure are often complex, not always intuitive and can carry severe consequences.

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
	PAGE:	8 of 10
	OWNER:	Legal

Appendix A
Addendum to Insider Trading and Selective Disclosure Policy
Terms used but not defined in this Addendum to the United Rentals Insider Trading and Selective Disclosure Policy (this “Addendum”) have the definitions set forth in the Insider Trading and Selective Disclosure Policy (the “Policy”).
1.     Introduction
The Company has adopted this Addendum to:
•help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on inside information;
•assist directors and executive officers in complying with their SEC filing obligations; and
•help directors and executive officers avoid inadvertent “short swing” (i.e., six months) profit liability.
The restrictions set forth in this Addendum are in addition to, and do not limit, the restrictions set forth in the Policy.
2.     Persons Covered
The provisions of this Addendum apply only to directors of the Company, executive officers of the Company who are subject to the securities reporting requirements of Section 16 of the Securities Exchange Act of 1934, and other individuals that may from time to time have access to material nonpublic information about the Company and, as a result, may be designated by the Company’s Chief Legal Officer as being subject to this Addendum (collectively, “Covered Persons”). The Company will notify these other individuals when they are subject to this Addendum.
3.     Pre-Clearance Procedures
A Covered Person and their family members and others who are subject to their control or influence may not engage in any transaction involving the Company’s securities (including a purchase, sale, stock option exercise, loan, gift, contribution to a trust or other transfer) at any time without first obtaining pre-clearance of the transaction from the Company’s Chief Legal Officer or their designee. (Transfers of Company’s securities from a beneficially-owned account to another beneficially owned account need not be pre-cleared.) A request for pre-clearance should be submitted in advance of the proposed transaction. If the Chief Legal Officer or their designee

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
	PAGE:	9 of 10
	OWNER:	Legal

approves a proposed transaction, the transaction must be effected within three (3) business days following the date proposed or the pre-clearance will expire. However, if the Covered Person becomes aware of material nonpublic information before the approved transaction is executed, he or she should not affect the transaction.
The Chief Legal Officer or their designee is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. Covered Persons are cautioned that the ultimate responsibility for determining whether they possess material nonpublic information rests with them. Approval of a transaction under the pre-clearance procedure will not insulate the Covered Person from liability under the federal securities laws.
4.     Blackout Periods
Quarterly Blackout Periods. A Covered Person and their family members and others who are subject to their control or influence may not engage in any transaction involving the Company’s securities or give or donate Company securities during the period from the 16th day of the last month of each calendar quarter until the opening of business on the second full trading day following the date of release of the Company’s earnings for such calendar quarter. For example, if the Company were to release its first quarter earnings on April 15th, then the applicable blackout period for the first quarter would begin on March 16th and end at the opening of business on April 17th.
Notwithstanding the foregoing, if the 15th day of the last month of any quarter falls on a weekend or New York Stock Exchange holiday, then the applicable blackout period will not commence until the second trading day following the weekend or holiday. For example, if the 15th day of June falls on a Saturday, the applicable blackout period will not commence until Tuesday, June 18.
Other Blackout Periods. The Company’s Chief Legal Officer may establish additional event-specific blackout periods. The Company will notify you of any additional blackout periods.
5.     Exception for Approved 10b5-1 Plans
Transactions in Company securities made pursuant to an approved SEC Rule 10b5-1 plan as described below, commonly referred to as “10b5-1 plans,” are not subject to: (a) the prohibition on trading on the basis of material nonpublic information contained in the Insider Trading Policy, (b) the pre-clearance procedures set forth above or (c) the blackout period restrictions set forth above. Rule 10b5-1 provides an affirmative defense from insider trading liability under the federal securities laws for 10b5-1 plans.

POLICY and PROCEDURE BULLETIN
SUBJECT:	PPB NO:	2A.015
	ISSUE:	20
Insider Trading	SUPPL’T:
	DATE:	04/18/2024
	PAGE:	10 of 10
	OWNER:	Legal

A Covered Person may not enter into, amend or terminate a 10b5-1 plan without first obtaining the approval of the Chief Legal Officer. The Chief Legal Officer is under no obligation to pre-clear any entry into, amendment of or termination or a 10b5-1 plan and may determine not to clear it or to pre-clear it only if certain conditions are satisfied.

6.     Post-Termination Transactions
The procedures set forth in this Addendum will cease to apply to your transactions in Company securities upon the expiration of any blackout period that is applicable to your transactions at the time of your termination. If there is no blackout period applicable to your transaction at the time of your termination, the procedures set forth in this Addendum cease to apply immediately after your termination. Notwithstanding the foregoing, if you are aware of material nonpublic information when you terminate service as a Covered Person, you may not trade in Company securities until that information has become public or is no longer material.
7.     Company Assistance
Any person who has a question about this Addendum or its application to any proposed transaction may obtain additional guidance from the Company’s Chief Legal Officer or their designee.